EXHIBIT 10.1
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                         WINDING UP AGREEMENT
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     THIS AGREEMENT is made effective as of December __, 1998 by and between CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII, an Illinois limited partnership (the "Partnership"), and JMB REALTY CORPORATION, a Delaware corporation ("JMB"). Capitalized terms used herein but not defined have the same meanings as in the Partnership's Amended and Restated Agreement of Limited Partnership (as amended to date, the "Partnership Agreement").


WITNESSETH:
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     WHEREAS, the Partnership has sold all of the real estate assets of the Partnership and has thereby dissolved in accordance with Section 17.2 of the Partnership Agreement; and

     WHEREAS, the Partnership desires to complete the winding up of its business and affairs effective as of December 31, 1998 (the "Winding Up Date"); and

     WHEREAS, there are or may be certain known, and there may be certain other unknown, costs, expenses, obligations or liabilities incurred by or on behalf of, or claims, demands, assessments or charges against, the Partnership (collectively, the "Liabilities") that will not have been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; and

     WHEREAS, the Partnership desires to be relieved of the Liabilities on the terms and conditions set forth herein in order to complete the winding up of its business and affairs on the Winding Up Date; and

     WHEREAS, JMB is the Corporate General Partner of the Partnership and is willing to assume the obligation to pay, extinguish or otherwise discharge the Liabilities on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. JMB hereby assumes the obligation to pay, extinguish or otherwise discharge, and agrees to indemnify, defend and hold harmless the Partnership and each of its other partners from, each of the Liabilities, whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, that has not been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; provided, however that in no event shall the Liabilities be deemed to include any obligation or liability of the Partnership (i) for any distribution of cash or other property or asset of any kind that was, is or may be distributable (including, without limitation, a return of any capital contribution) to any partner of the Partnership (or his assignee) in his capacity as such or
(ii) for which the obligation or liability of, or recourse against, the Partnership was or is, by law, contract or otherwise, limited to an asset or assets of the Partnership.



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     2.    In consideration of JMB's assumption of the obligation to pay, extinguish or otherwise discharge the Liabilities as provided in this Agreement, the Partnership (i) agrees to pay JMB on the date hereof the amount of $5,092.60 and (ii) hereby transfers and assigns to JMB all of the Partnership's right, title to and interest in, and all of the Partnership's rights to own, receive, collect and/or enforce the payment, reimbursement or transfer of, any and all monies or other property or assets of any kind (and any claims therein or thereto), including, without limitation, the coverage and benefits by, and proceeds receivable from, all contracts of insurance maintained by or on behalf of the Partnership, to the maximum extent provided therein or under applicable law, that remain, or that become or otherwise would or may be, payable, transferable or reimbursable to the Partnership, on or after the Winding Up Date (other than such rights with respect to any monies of the Partnership that remain on the Winding Up Date and that are required to pay or discharge checks or drafts issued by the Partnership on or before the Winding Up Date). JMB shall have no right of indemnification or contribution from any of the other partners of the Partnership in their capacity as such as a result of payments or claims made with respect to the Liabilities, whether or not such payments or claims in the aggregate are in excess of the amount of money or the value of other property or assets paid or transferred to or received or collected by JMB pursuant to the terms of this Agreement.

     3. Notwithstanding anything to the contrary in this Agreement, JMB shall be entitled to the benefit of any and all rights of indemnification, contribution, offset and any other right of recourse to or claim against any third party (other than any right of indemnification or contribution with respect to the Liabilities by or from a partner of the Partnership in his capacity as such but including any other recourse to or claim against a person who is or was a partner of the Partnership in any other capacity) that the Partnership has, may have or otherwise could have or assert at any time, whether in connection with, relating to or arising from any of the Liabilities or otherwise, and the Partnership hereby assigns and transfers to JMB all of its right, title to and interest in each and every such right or claim.

     4. The Partnership hereby makes, constitutes and appoints JMB, with full power of substitution, the Partnership's true and lawful attorney-in-fact for the Partnership and in its name, place and stead to make, execute, acknowledge, swear to, deliver, record, file and/or perform any agreements, instruments or other documents, and to take any and all other actions on behalf of the Partnership, whether on or after the Winding Up Date, that may be considered necessary or desirable by JMB to carry out fully the provisions of this Agreement, including without limitation, to execute and deliver on behalf of the Partnership any document evidencing, acknowledging or fulfilling the assignment and transfer by the Partnership to JMB of any rights or claims referred to in Section 2 or 3 of this Agreement and to collect, sue for or recover any monies or other property or assets, to compromise or settle any claims and to endorse any checks or other instruments on behalf of the Partnership. Pursuant to such power of attorney, the Partnership hereby authorizes JMB to take any and all actions on behalf of the Partnership as JMB may consider necessary or desirable in connection with any of the foregoing to the same extent as the Partnership could or might do if personally present, and the Partnership hereby approves and confirms all such actions on its behalf. The power of attorney hereby granted is coupled with an interest, is irrevocable and, to the extent allowed by applicable law, shall survive the dissolution, winding up and termination of the Partnership.



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     5.    Except as otherwise expressly provided in this Agreement,
nothing contained herein shall prevent, limit or qualify in any way the rights, powers and authority JMB otherwise has or may exercise in its capacity as the Corporate General Partner of the Partnership.

     6. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereto shall survive the dissolution, winding up and termination of the Partnership.

     7. If any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not impair or affect the validity and enforceability of the other provisions hereof, and this Agreement shall be construed as though each such invalid, illegal or unenforceable provision were not contained herein.

     8. Any reference in this Agreement to the singular shall also be deemed to include the plural, and vice versa, unless the context otherwise requires.

     9. This Agreement and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the internal laws of the State of Illinois.

     10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.


                            JMB REALTY CORPORATION

                            By:   ______________________________

                            Its:  ______________________________


                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP-VII

                            By:   JMB Realty Corporation
                                  Corporate General Partner

                                  By:  ________________________

                                  Its: ________________________


                            By:   AGPP Associates, L.P.
                                  Associate General Partner

                                  By:  JMB Realty Corporation
                                       General Partner

                                  By:  ________________________

                                  Its: ________________________




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State of Illinois)
                 )    SS:
County of Cook   )


     Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ____________________________, _______________________________ of JMB REALTY CORPORATION ("JMB"), a
Delaware corporation that is the Corporate General Partner of Carlyle Real Estate Limited Partnership-VII (the "Partnership"), an Illinois limited partnership, and the sole general partner of AGPP Associates, L.P., an Illinois limited partnership that is the Associate General Partner of the Partnership; and __________________________, ____________________________
of JMB, who are known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same in the capacities and for the purposes and consideration therein expressed.

     Given under my hand and seal of office this ______ day of December, 1998.



                                  ___________________________________
                                             Notary Public



My commission expires:

____________________________